EXHIBIT 23.6

CONSENT OF MORGAN STANLEY & CO. INCORPORATED

November 29, 1995

Southern Pacific Rail Corporation
Southern Pacific Building
One Market Plaza
San Francisco, CA  94105

Dear Sirs:

        We hereby consent to the inclusion in the Registra-tion Statement on Form S-4, relating to the proposed merger of Southern Pacific Rail Corporation with UP
Acquisition, an indirect wholly owned subsidiary of Union
Pacific Corporation, of our opinion letter appearing as Annex C to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement and to the referenc-es of our firm named therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission there-under nor do we admit that we are experts with respect to any part of such Registration Statement within the mean-ing of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                `       MORGAN STANLEY & CO. INCORPORATED


                            By: /s/Mahmoud A. Mandani
                                   Mahmoud A. Mandani
                                   Principal